UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
October 20, 2010

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place
Pittsford, New York 14534
(Address of principal executive offices)

 (585) 267-4850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 2.03.  Creation of a Direct Financial Obligation.

On October 20, 2010, NaturalNano, Inc. (“NNAN”) borrowed $16,293 from Platinum Long Term Growth IV, LLC and $3,077 from Longview Special Finance Inc. Interest accrues at the rate of 8% per annum and the outstanding balance and accrued interest are due on January 15, 2011. The loans are secured by all the collateral that secures the various senior secured notes that NNAN issued to both these borrowers.

For all the terms and conditions of the loans, reference is hereby made to such letters documenting the borrowings annexed hereto as Exhibits 10.80 and 10.81.  All statements made herein concerning the foregoing letters are qualified by reference to said exhibits.

Item 9.01  Exhibits.

Exhibit Number	Description
10.80	Letter dated October 20, 2010 between Platinum Platinum Long Term Growth IV, LLC and NaturalNano, Inc.

10.81	Letter dated October 20, 2010 between Longview Special Financing Inc. and NaturalNano, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaturalNano, Inc.

Date: October 21, 2010	By:	/s/James Wemett
James Wemett
President and Chairman